                            Note to Exhibit 10.137

     The following Purchase Agreement Assignment is substantially identical in all material respects to the additional Purchase Agreement Assignments except as follows:

- --------------------------------------------------------------------------------
Aircraft (Tail No.)      Closing Date             Owner Participant
- --------------------------------------------------------------------------------
N362ML*                  October 19, 2000         Silvermine River Finance
                                                  One, Inc.
- --------------------------------------------------------------------------------
N363ML                   November 29, 2000        Aircraft Services Corporation
- --------------------------------------------------------------------------------
N364ML                   January 30, 2001         Aircraft Services Corporation
- --------------------------------------------------------------------------------

- -------
* Filed document

                                                                  EXHIBIT 10.137

                                                                  CONFORMED COPY



     PURCHASE AGREEMENT ASSIGNMENT [N362ML] (this "Assignment"), dated as of October 19, 2000, between MIDWAY AIRLINES CORPORATION, a Delaware corporation (herein called the "Assignor") and FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee (herein called the "Assignee").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Assignor and The Boeing Company are parties to the Purchase Agreement, providing, among other things, for the manufacture by the Manufacturer and the sale by the Manufacturer to the Assignor of certain aircraft, engines and related equipment, including the Aircraft; and

     WHEREAS, the Assignee wishes to acquire the Aircraft from the Manufacturer and the Assignor, on the terms and conditions hereinafter set forth, wishes to assign to the Assignee certain of the Assignor's rights and interests under the Purchase Agreement and the Assignee is willing to accept such assignment, as hereinafter set forth; and

     WHEREAS, the Manufacturer is willing to execute and deliver to the Assignee an Aircraft Manufacturer's Consent and Agreement (the "Consent and Agreement") to the provisions hereof in substantially the form of the Annex hereto; and

     WHEREAS, the Assignee intends to lease to the Assignor, and the Assignor intends to lease from the Assignee, the Aircraft pursuant to the Lease.

     NOW, THEREFORE, in consideration of mutual covenants and agreements herein contained and for other valuable consideration, receipt of which is hereby acknowledged by the Assignor, the parties hereto agree as follows:

     1. For all purposes of this Assignment, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings. All terms used herein in capitalized form and not otherwise defined herein, shall have the meanings set forth in Appendix A to the Lease.

     "Aircraft" means one Boeing model 737-7BX aircraft bearing manufacturer's
      --------
serial number 30737 including two CFM-56-7B20 aircraft engines bearing manufacturer's serial numbers 876635 and 876634 respectively (collectively the "Engines"), installed on such aircraft at the time of delivery.

     "Event of Default" has the meaning given to such term in Section 16 of the
      ----------------
Lease.

     "Lease" means the Lease Agreement [N362ML] dated as of October 19, 2000 as
      -----
the same may be amended, modified or supplemented, between the Assignee, as lessor, and the Assignor, as lessee, providing for the lease of the Aircraft.

     "Manufacturer" means with respect to the Aircraft or Airframe, The Boeing
      ------------
Company, and its successors and assigns.

     "Materials" has the meaning given to such term in Article 2.18 of CSGTA.
      ---------

     "Purchase Agreement" means that certain Purchase Agreement Number 2235
      ------------------
dated June 11, 1999 between Manufacturer and Assignor, together with that certain Aircraft General Terms Agreement AGTA-MID dated as of June 11, 1999 ("AGTA-MID") between Manufacturer and Assignor and that certain Customer Services General Terms Agreement dated as of June 11, 1999 ("CSGTA") between Manufacturer and Assignor, in each case including all Exhibits, Appendices, Tables, and Letter Agreements (excluding, in the case of the Purchase Agreement, Supplemental Exhibit EE1, Letter Agreements 6-1162-CPJ-308 (Aircraft Schedule Reliability Program), 6-1162-CPJ-311 (Maintenance Cost Protection), 6-1162-CPJ-313 (Basic Credit Memorandum) and 6-1162-CPJ-316 (Special Matters)).

     2. Subject to the terms and conditions of this Assignment, Assignor does hereby sell, assign and convey to Assignee, its successors and permitted assigns all of Assignor's rights in and to the Purchase Agreement as and to the extent that the same relate to the Aircraft and the purchase and operation thereof (except to the extent reserved below), including, without limitation, all warranty and indemnity provisions in the Purchase Agreement with respect to the Aircraft and all claims thereunder in respect of the Aircraft, and any and all rights of the Assignor to compel performance of the terms of the Purchase Agreement in respect of the Aircraft, reserving to Assignor, however, (i) all
                                      --------- -- --------  -------
the Assignor's rights and interests in and to the Purchase Agreement to the extent that each relates to aircraft other than the Aircraft and the purchase and operation of such aircraft and to the extent that each relates to any other matters not directly pertaining to the Aircraft, (ii) any and all of those portions of the Purchase Agreement noted as so excluded in the definition of Purchase Agreement, (iii) so long as the Aircraft shall be subject to the Lease and no Event of Default shall have occurred and be continuing and the Assignee or the Indenture Trustee (as assignee of the Assignee) has not commenced the exercise remedies set forth in Section 17 of the Lease, all rights of the Assignor to obtain services, training, product support, promotional support, publications or demonstrations and test flights pursuant to the Purchase Agreement, and (iv) with respect to the Aircraft, all of Assignor's rights with respect to payments made by Assignor pursuant to the Purchase Agreement (including without limitation any post-delivery adjustments to the purchase price or amounts credited or to be credited by the Manufacturer to Assignor). The foregoing assignment is subject to the conditions that (x) concurrently with its execution, Assignee shall lease the Aircraft to Assignor under the Lease and
(y) the Manufacturer executes and delivers the Consent and Agreement.

     Unless an Event of Default shall have occurred and be continuing and the Assignee or the Indenture Trustee (as assignee of the Assignee) shall have commenced the exercise of remedies set forth in Section 17 of the Lease, and subject to the provisions hereof, the Assignee shall and it does hereby authorize the Assignor during the Term as Lessee under the Lease, to the exclusion of the Assignee, to exercise in the Assignor's name, all rights and powers of the "Customer" under the Purchase Agreement and any warranty with respect to the Aircraft made by the Manufacturer or any subcontractor or supplier, and any other claims against the Manufacturer or any such subcontractor or supplier with respect to the Aircraft, except that the Assignor may not enter into any change, order or other amendment, modification or supplement to the Purchase Agreement insofar as it relates to the Aircraft without the written consent of the Assignee if such change, order, amendment, modification or supplement would result in any recission, cancellation or termination of the Purchase Agreement in respect to the Aircraft or otherwise materially adversely affect the rights assigned hereunder to the Assignee. Any recovery or benefit resulting from enforcement of any warranty, indemnity or claim shall be applied to remedy any defect in respect of the Aircraft (or to reimburse the Assignor for its remedying of any such defect) and the balance to be paid to the Assignor or the Assignee, as their interests may appear. Assignee hereby accepts the foregoing assignment subject to the terms hereof.

     3. It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) the Assignor shall at all times remain liable to the Manufacturer under the Purchase Agreement to perform all the duties and obligations of the "Customer" thereunder to the same extent as if this Assignment had not been executed; (b) the exercise by the Assignee of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to the Manufacturer under the Purchase Agreement except to the extent that such exercise by the Assignee shall constitute performance of such duties and obligations; and (c) none of the Indenture Trustee, the Owner Participant, the Pass-Through Trustee, the Subordination Agent, the Holders and the Trust Company nor, except as provided in the next paragraph, the Assignee, shall have any obligation or liability under the Purchase Agreement by reason of, or arising out of, this Assignment or be obligated to perform any of the obligations or duties of the Assignor under the Purchase Agreement or to make any payment or to make any inquiry as to the sufficiency of any payment received by it or to present or file any claim or to take any other action to collect or enforce any claim for any payment assignment hereunder.

     Without in any way releasing the Assignor from any of its duties or obligations under the Purchase Agreement, the Assignee confirms for the benefit of the Manufacturer that, insofar as the provisions of the Purchase Agreement relate to the Aircraft, in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Aircraft or other things (including Materials, training and services) delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement (including but not limited to the disclaimer and release/exclusion of liabilities provisions in Exhibit C, Part 2, Article 11 and the insurance provisions in Article 8 of AGTA-MID) shall apply to, and be binding upon, the Assignee to the same extent as the Assignor. Nothing contained herein shall in any way diminish or limit the provisions of the Assignor's indemnities in the Lease and the Participation Agreement and in the Purchase Agreement with respect to any liability of the Assignee to the Manufacturer in any way relating to or arising out of this Assignment.

     Nothing contained herein shall subject the Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or modify in any respect the contract rights of the Manufacturer under the Purchase Agreement, or require Manufacturer to divest itself of title to or possession of the Aircraft or other things until delivery thereof and payment therefor as provided therein.

     At any time after an Event of Default shall have occurred and be continuing and the Assignee shall have commenced the exercise of remedies set forth in
Section 17 of the Lease, the Assignee and its successors and permitted assigns shall, to the exclusion of the Assignor, be entitled to assert and enforce all rights and claims of the "Customer" under the Purchase Agreement assigned hereunder (including the right to receive payments), and the Assignor agrees to cooperate with the Assignee in asserting such rights and claims, and the Assignor does hereby constitute, effective at any time after an Event of Default shall have occurred and be continuing and the Assignee shall have commenced the exercise of remedies set forth in Section 17 of the Lease, the Assignee, its successors and permitted assigns, the Assignor's true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due under, or arising out of, the Purchase Agreement in respect of the Aircraft, to the extent that the same have been expressly assigned by this Assignment and for such period as the Assignee may exercise rights with respect thereto under this Assignment, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith that the Assignee may deem to be necessary or advisable with respect to such monies and claims for monies.

     For all purposes of this Assignment, the Manufacturer shall not be deemed to have knowledge of and need not recognize nor take any action with respect to the occurrence of any Event of Default, the declaration of an Event of Default, or the exercise of remedies set forth in Section 17 of the Lease by the Assignee, the discontinuance of any Event of Default or the Aircraft's becoming no longer subject to the Lease or the Assignor's no longer being entitled to possession of the Aircraft unless and until the Manufacturer shall have received from the Assignee written notice thereof and the Manufacturer may act with acquittance and conclusively rely upon any such notice.

     4. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor, at its own cost and expense, will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

     5. The Assignor does hereby represent and warrant that (a) the Assignor has furnished to the Assignee a true and complete copy of the Purchase Agreement (with certain confidential, proprietary information deleted therefrom in the form such Purchase Agreement was filed with the Securities Exchange Commission),
(b) the Assignor is not in default under the Purchase Agreement, and (c) the Purchase Agreement is in full force and effect as to the Assignor and is enforceable against the Assignor in accordance with its terms. The Assignor further represents and warrants that it has, with the authorized execution of the Consent and Agreement, received all necessary consents to the assignment and transfer contemplated herein.

     6. The Assignor does hereby represent and warrant that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the whole or any part of the rights hereby assigned or any of its rights with respect to the Aircraft under the Purchase Agreement not assigned hereby, to anyone other than the Assignee. The Assignor agrees that it will not enter into any agreement with the Manufacturer that would materially and adversely affect the rights of the parties under the Purchase Agreement insofar as it relates to the Aircraft or waive any rights thereunder.

     7. So long as the Aircraft is leased to the Assignor under the Lease and unless an Event of Default shall have occurred and be continuing and the Assignee or the Indenture Trustee (as assignee of the Assignee) shall have commenced the exercise of remedies under Section 17 of the Lease, the Assignee agrees that it will not enter into any agreement with the Manufacturer that would amend, modify, rescind, cancel or terminate the Purchase Agreement insofar as it relates to the Aircraft or waive any rights of Assignor thereunder without the prior written consent of the Assignor.

     8. This Assignment is executed by the Assignor and the Assignee concurrently with the execution and delivery of the Lease.

     9. This Assignment shall be binding upon and shall inure to the benefit of the Assignor, the Assignee and their respective successors and permitted assigns.

     10. Neither this Assignment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the parties hereto and consented to by the Manufacturer.

     11. This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute but one and the same instrument.

     12. This Assignment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance. This Assignment is being delivered in the State of New York.

     13. Except as otherwise expressly provided herein, notice hereunder may be given, and shall be deemed to have been given, as provided in Section 12.01 of the Participation Agreement.

     14. First Union Trust Company, National Association is entering into this Assignment solely as Owner Trustee under the Trust Agreement and not in its individual capacity and neither First Union Trust Company, National Association nor any entity acting as successor

Owner Trustee or additional Owner Trustee under the Trust Agreement shall be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations stated to be those of the Assignee hereunder, as to which all interested parties shall look solely to the Trust Estate, except to the extent expressly provided otherwise in the other Operative Agreements, provided however, that nothing in this Section 14 shall be
                      -------- -------
construed to limit in scope or substance the liability of First Union Trust Company, National Association or any entity acting as successor Owner Trustee or additional Owner Trustee under the Trust Agreement in its individual capacity for the consequences of its own willful misconduct or gross negligence or (in receiving, handling or remitting funds) its simple negligence, or the inaccuracy or breach of its representations, warranties or covenants made in such capacity in any other Operative Agreements.

     15. Pursuant to the Indenture, the Assignee has assigned and pledged to the Indenture Trustee, as security for the Equipment Notes to be issued thereunder, all of the Assignee's right, title and interest in and to this Assignment and the Purchase Agreement. The Assignor acknowledges and consents to such assignment.


                 [Remainder of page left intentionally blank]

    IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year above written.

                              MIDWAY AIRLINES CORPORATION,
                              as Assignor



                              By:  /s/ Jonathan S. Waller
                                   ---------------------------------------------
                                   Name:  Jonathan S. Waller
                                   Title: Senior Vice President
                                          General Counsel


                              FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee, as Assignee



                              By:  /s/ Stephen J. Kaba
                                   ---------------------------------------------
                                   Name:  Stephen J. Kaba
                                   Title: Vice President

Pursuant to the Indenture, the Assignee has assigned and pledged to the undersigned Indenture Trustee, as security for the Equipment Notes to be issued thereunder, all of the Assignee's right, title and interest in and to the Purchase Agreement under the forgoing Purchase Agreement Assignment. The undersigned Indenture Trustee agrees to the terms of the foregoing Purchase Agreement Assignment and agrees that its rights and remedies under the Indenture shall be subject to the terms and conditions of the foregoing Purchase Agreement Assignment, including the second paragraph of Clause 3 thereof.


                              ALLFIRST BANK, as Indenture Trustee



                              By:  /s/ Robert D. Brown
                                   ---------------------------------------------
                                   Name:  Robert D. Brown
                                   Title: Vice President

                                     ANNEX


                              THE BOEING COMPANY

            AIRCRAFT MANUFACTURER'S CONSENT AND AGREEMENT [N362ML]
            ------------------------------------------------------

     The undersigned, The Boeing Company ("Manufacturer"), hereby acknowledges notice of and consents to the terms of the foregoing Purchase Agreement Assignment [N362ML] (the "Assignment") dated as of October 19, 2000, between MIDWAY AIRLINES CORPORATION, a Delaware corporation (the "Assignor") and FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee (the "Assignee"). The capitalized terms used hereinafter being defined as such terms are defined in the Assignment.

     The Manufacturer hereby confirms to Assignor and Assignee that

     (i) the Assignee shall not be liable for any of the obligations or duties of the Assignor under the Purchase Agreement, nor shall the Assignment give rise to any duties or obligations whatsoever on the part of the Assignee owing to the Manufacturer except for the Assignee's agreement in the Assignment to the effect that in exercising any rights under the Purchase Agreement with respect to the Aircraft, or in making any claim with respect to the Aircraft or other things (including Materials, training and services) delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee to the same extent as the Assignor;

     (ii)   the Manufacturer consents to sale of the Aircraft to the Assignee;

     (iii) the Manufacturer consents to the mortgage of, and grant of a security interest in, all of the Assignee's right, title and interest in and to the Aircraft and the Assignment by the Assignee pursuant to the Indenture;

     (iv) pursuant to and in accordance with the provisions of the Purchase Agreement, the Manufacturer consents to the assignment of Assignor's interest in the Purchase Agreement as it relates to the Aircraft to Assignee pursuant to the Assignment;

     (v) all representations, warranties, indemnities and agreements of Manufacturer under the Purchase Agreement with respect to the Aircraft shall inure to the benefit of Assignee to the same extent as if originally named the "Customer" therein, except as otherwise provided in the Assignment; and

     (vi) during the Term the Manufacturer will continue to pay all amounts and provide all goods and services to Assignor which it may be required to pay or provide in respect of the Aircraft under the Purchase Agreement unless and until the Manufacturer shall have then received written notice in the manner specified in Section 3 of the Assignment from Assignee that an Event of

Default has occurred and is continuing and the Assignee or the Indenture Trustee (as assignee of the Assignee) has commenced the exercise of remedies set forth in Section 17 of the Lease, whereupon the Manufacturer will pay such amounts or provide such goods and services directly to the Assignee unless and until the Manufacturer shall have then received written notice in the manner specified in
Section 3 of the Assignment from Assignee that no such Event of Default is continuing and remains unremedied, whereupon the Manufacturer will pay such amounts or provide such goods and services to Assignor.

     Any notice to be delivered to the Manufacturer as contemplated by the preceding sentence shall be addressed to the Manufacturer as follows:

          Boeing Commercial Airplane Group
          P. O. Box 3707
          Mail Code 21-34
          Seattle, Washington 98124
          Attention: Vice President - Contracts

     The Manufacturer hereby represents and warrants that: (i) the Manufacturer is a corporation duly organized and existing in good standing under the laws of State of Delaware; (ii) the making and performance of the Purchase Agreement and this Consent and Agreement have been duly authorized by all necessary corporate action on the part of the Manufacturer, do not require any stockholder or other approval, and do not contravene the Manufacturer's charter documents or any indenture, credit agreement or other contractual agreement to which the Manufacturer is a party or by which it is bound, and the making of the Purchase Agreement and this Consent and Agreement does not contravene, and to the best of the Manufacturer's knowledge, the Manufacturer's performance of the Purchase Agreement and this Consent and Agreement does not contravene any law binding on the Manufacturer; and (iii) each of the Purchase Agreement and this Consent and Agreement constitutes a legal, valid and binding obligation of the Manufacturer enforceable against the Manufacturer in accordance with its respective terms, except that the enforceability of each may be (a) limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally and (b) subject to the application of equitable principles and the availability of equitable remedies.

     The Manufacturer's consent to the Assignment is subject to and conditional upon the agreement of Assignor and Assignee that nothing in the Assignment shall vary or modify the rights and obligations of the Manufacturer under the Purchase Agreement and that all limitations or exclusions on liability provisions under the Purchase Agreement for the benefit of the Manufacturer and its Affiliates shall apply to Assignee and to the Assignor as if the Assignor remained the Customer under the Purchase Agreement.

          This Consent and Agreement shall be governed by, and construed in accordance with, the law of the State of Washington.

    IN WITNESS WHEREOF, the Manufacturer has caused this Aircraft Manufacturer's Consent and Agreement to be duly executed as of __________, 2000.


                                       THE BOEING COMPANY



                                       By:  ____________________________________
                                            Name:
                                            Title: Attorney-in-Fact